                                                                   EXHIBIT 10.46


                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                        CATELLUS DEVELOPMENT CORPORATION
                                      AND
                                   IRA YELLIN
                                  DATED AS OF
                                FEBRUARY 1, 1996

                               TABLE OF CONTENTS
                                                                   PAGE

ARTICLE I
EMPLOYMENT RELATIONSHIP...........................................  2
     1.1  Employment..............................................  2
     1.2  Term....................................................  5
     1.3  Base Salary.............................................  6
     1.4  Bonuses.................................................  6
     1.5  Stock Option............................................  8
     1.6  Place of Performance....................................  8
     1.7  Termination of Employment...............................  9
     1.8  Benefits Upon Termination............................... 12
     1.9  Benefits................................................ 16
     1.10 Expenses................................................ 17
     1.11 Indemnity............................................... 18
     1.12 Transfer of Development Projects........................ 19

ARTICLE II
COVENANTS......................................................... 19
     2.1  Covenant Against Competition............................ 19
     2.2  Confidential Information................................ 20

ARTICLE III
CHANGE OF CONTROL................................................. 21
     3.1  Change of Control Payments.............................. 21

ARTICLE IV
ADMINISTRATION, ENFORCEMENT AND OTHER MATTERS..................... 26
     4.1  Amendment............................................... 26
     4.2  Severability; Governing Law............................. 26
     4.3  Title and Headings...................................... 27
     4.4  Notices................................................. 27
     4.5  Nonassignability........................................ 27
     4.6  Attorneys' Fees and Costs for Proceedings............... 28
     4.7  Full Settlement......................................... 28
     4.8  Waiver.................................................. 28
     4.9  Arbitration of All Disputes............................. 29
     4.10 Personnel Policies and Legal Compliance Manuals......... 30

EXHIBIT A        OPTION AGREEMENT

EXHIBIT B        CATELLUS DEVELOPMENT CORPORATION BENEFITS SUMMARY 1995

EXHIBIT C        DESCRIPTION OF PURCHASED WORK IN PROGRESS AND DEVELOPMENT
                 PROJECTS

                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                        CATELLUS DEVELOPMENT CORPORATION
                                      AND
                                   IRA YELLIN


          This Employment Agreement (this "Agreement") is made and entered into as of the 1st day of February, 1996 by and between IRA YELLIN ("Executive") and CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation, with its principal office located in San Francisco, California (the "Company").

                                    RECITALS

          A. The Company is engaged in the business of developing, managing and marketing real estate.

          B. Executive has substantial experience and expertise in the field of real estate.

          C. The Company desires to secure the services of Executive as Senior Vice President, Southern California Development of the Company (it being understood for purposes of this Agreement and all other purposes that such title and position does not extend to the Company's residential and industrial development activities) and Executive desires to perform such services for the Company on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:

          NOW, THEREFORE, Executive and the Company hereby agree as follows:

                                   ARTICLE I
                            EMPLOYMENT RELATIONSHIP

1.1  Employment.
     ----------

          (a) The Company hereby employs Executive as Senior Vice President, Southern California Development of the Company, with a term of service to commence on February 1, 1996. Executive shall report directly to the Chief Executive Officer of the Company and shall have such duties as may be prescribed by the Chief Executive Officer, including being the most senior executive in charge of all Southern California development (other than residential and industrial development) for the Company and strategic corporate planning and managerial and administrative duties assigned by the Chief Executive Officer, and shall be part of the senior management group of the Company. The Company agrees that the duties which may be assigned to Executive shall be the usual and customary duties of the offices to which he may from time to time be elected or appointed and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law

(both as in effect from time to time) and Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of the most senior executive in charge of all Southern California development (other than residential and industrial development) for the Company.

          (b) During the term of this Agreement, Executive shall, except as described in clauses (c), (d) and (e) below and subject to the other provisions hereof, devote his full-time energy and talent to his employment and shall not engage in any other business activities which would represent a material conflict with his duties to the Company.

          (c) The Company and Executive acknowledge that The Yellin Company, of which Executive is the sole shareholder and which employs an adequate administrative and support staff to perform the necessary management functions thereof, will continue to perform its obligations under The Yellin Company-Keller CMS Agreement for Project Executive Services for Cathedral Square dated as of September 1, 1995 (the "Cathedral Square Agreement") and that Executive shall continue to devote a portion of his time to the activities of The Yellin Company in connection with the Cathedral Square Agreement and to receive a portion of the income paid to The Yellin Company each year under the Cathedral Square Agreement (the "Cathedral Square Income"). In the event that the Cathedral Square Agreement is terminated, Executive shall have the right to engage in other activities that would provide him with additional compensation approximately equal to the Cathedral Square Income, provided Executive's time commitment to such activities does not exceed Executive's time commitment to activities related to the Cathedral Square Agreement and such activities are not competitive with or would in any way have an adverse effect on any activity of the Company or any of its subsidiaries.

          The Company and Executive acknowledge that The Yellin Company will also continue to perform its obligations under the Grand Central Square Limited Partnership Agreement, the Grand Central Associates Limited Partnership Agreement, the Metropolitan Property Associates Limited Partnership Agreement and the Bradbury Associates Limited Partnership Agreement and in connection with the DeAnza Independent Committee and that Executive shall continue to devote a portion of his time to the activities of The Yellin Company in connection with such agreements and to receive a portion of the income paid to The Yellin Company each year under each such agreements.

          Executive agrees that his time commitment to the activities described in this clause (c) shall not conflict with his duties to the Company.

          (d) Notwithstanding the foregoing, Executive may devote reasonable time to activities other than those required under this Agreement, including supervision of personal investments and activities involving professional, charitable, educational, political, religious and similar types of organizations, speaking engagements, memberships of boards of directors of other organizations and similar activities, provided that Executive shall not serve on the board of directors of any other business or hold any other position with any business (except as otherwise permitted in the preceding paragraphs) without the consent of the Chief Executive Officer of the Company.

          (e) Paid vacations of three weeks every 12 months shall be permitted and such vacation time shall vest immediately, and Executive shall be entitled to take such vacations at such time or times as he shall choose.

          (f) The Executive shall not be required to perform services under this Agreement during any period that he is disabled. The Executive shall be considered "disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement and is eligible to receive income replacement benefits during such period under a long-term disability plan or disability insurance provided by the Company. In the event of a dispute as to whether Executive is disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate.


1.2  Term.
     ----

          This Agreement shall commence on February 1, 1996, and shall continue in effect through December 31, 2000, subject to the termination provisions contained in Section 1.7.

1.3  Base Salary.
     -----------

          Executive shall receive a minimum annual base salary (the "Base Salary") payable in substantially equal installments no less than twice monthly, with the first payment to occur on or about February 15, 1996 for corporate officer services commencing on February 1, 1996. The Base Salary shall be reviewed every 12 months by the Chief Executive Officer of the Company and, as a result of that review, shall be subject to possible increase but not decrease based upon the attainment of reasonable operating goals as mutually determined by Executive and the Chief Executive Officer of the Company. Any increase to Base Salary which results from that review will be effective on each February 1st by the amount which results from that review and such revised base salary
shall thereafter represent the minimum annual base salary.   Executive's initial
annual Base Salary under this Agreement shall be $260,000.


1.4  Bonuses.
     -------

          (a) Executive shall be eligible to receive an annual bonus (the "Base Bonus") equal to up to 100% of Base Salary. For the year ended December 31, 1996, Executive shall receive a minimum Base Bonus of at least $130,000, which minimum Base Bonus shall be payable monthly, in the amount of $13,000 per month, with the first payment to occur on or about March 1, 1996. Fifty percent of the Base Bonus each year shall be determined on the basis of subjective factors and 50% of the Base Bonus each year shall be determined on the basis of the achievement of objective standards negotiated in good faith annually in advance with Executive by the Chief Executive Officer of the Company on or before January 31 of each year.

          (b) Executive shall be eligible to receive an additional bonus (the "Additional Bonus") equal to up to 100% of Base Salary determined on the basis of the achievement of objective standards negotiated in good faith annually in advance with Executive by the Chief Executive Officer of the Company on or before January 31 of each year; provided that the Additional Bonus may not exceed the Base Bonus in any year.

          (c) All bonus payments shall be subject to appropriate withholding payments deducted therefrom.

          (d) The Company acknowledges that many of the projects for which Executive will be responsible are long term in nature and will not generate substantial income to the Company in the near term. The Company further acknowledges that the objective standards and subjective factors used in determining Executive's Base Bonus and Additional Bonus will take this fact into account.

1.5  Stock Option.
     ------------

          On the date hereof, Executive will be granted non-qualified stock options covering an aggregate of 300,000 shares of Common Stock of the Company in accordance with the Company's existing Amended and Restated Executive Stock Option Plan and as approved by the Compensation and Benefits Committee of the Board of Directors of the Company and the Option Agreement shall be in the form of Exhibit A attached hereto, which option shall be effective as of the date hereof. Such stock option shall be granted with the initial per share exercise price set at the average closing market price for such Common Stock for the five trading days prior to the date of this Agreement. Such option will have a mandatory withholding feature whereby the Company will withhold such number of shares at the time of any exercise of the option which will satisfy the estimated amount of federal and state taxes applicable to the exercise.

          Additional option and other awards, if any, shall be made to Executive in an equitable manner consistent with Executive's senior position and otherwise in a manner consistent with the Company's executive compensation policies.


1.6  Place of Performance.
     --------------------

          In connection with his employment hereunder, Executive shall be based at the Los Angeles office of the Company, except for required business travel for the Company.

1.7  Termination of Employment.
     -------------------------

          (a) If at any time during the term of this Agreement, (i) Executive involuntarily ceases to be an employee of the Company for any reason other than termination for Cause, at a time when Executive is receiving disability benefits under a long-term disability plan or disability insurance provided by the Company, death, or normal retirement under the Company's pension plan or a qualified retirement plan of the Company or (ii) Executive terminates employment with the Company for Good Reason (as defined below), then Executive shall be entitled to the benefits provided in Section 1.8.

          (b) For purposes of this Agreement, the following definitions are set forth below:


     (i) Termination by the Company for "Cause" shall mean termination upon the willful and continued failure by Executive to substantially perform his material duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) after the issuance of a Notice of Termination as set forth in this
          Section 1.7(b)(i) is delivered to Executive by the Chief Executive Officer of the Company, which Notice specifically identifies the manner in which the Chief Executive Officer of the Company believes that Executive has not substantially performed his duties. For purposes of this Section, no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company.

               Notwithstanding the foregoing, Executive shall not be terminated for Cause pursuant to this Section 1.7(b)(i) unless and until Executive (a) has received notice of a proposed termination for cause with a written explanation of the grounds for such proposed termination, (b) Executive has had an opportunity to confer with the Chief Executive Officer of the Company, and (c) Executive has had 60 days after receipt of such notice to cure any alleged non-performance of his duties. If at the end of such sixty-day period the nonperformance has not been cured to the satisfaction of the Chief Executive Officer, then the Company, upon the determination of the Compensation and Benefits Committee of the Board of Directors of the Company, may terminate this Agreement for Cause.

     (ii) "Good Reason" shall exist if, without Executive's express written consent, any of the following occurs:

          (1) a reduction by the Company in Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time; or

          (2) a demotion from the position or title of Senior Vice President, Southern California Development or an assigning of duties to Executive that are inconsistent in any substantial respect with or are a reduction in any substantial respect from the position, authority, or responsibilities associated with the position of Senior Vice President, Southern California Development of the Company and the most senior executive in charge of Southern California development (other than residential and industrial development); or

          (3) a relocation of the Company's Los Angeles office to an area outside of Los Angeles or requirement for Executive to be based anywhere other than within 50 miles from the site of the current Los Angeles office of the Company; or

          (4) the failure of the Company to fulfill its obligations under this Agreement; or

          (5) the intentional failure of the Company, without Executive's consent, to pay to Executive any portion of his salary, earned bonus, or other current compensation (if any), or to pay to Executive any portion of any installment of deferred compensation under any deferred compensation program of the Company within ten business days of the date such compensation is due or to issue shares of common stock of the Company in accordance with the terms of stock options granted to Executive upon valid exercise thereof.

     (iii) For purposes of this Agreement, "Date of Termination" shall mean the effective date specified in the Notice of Termination as of which Executive's employment terminates (which shall not be less than 60 days after the date such Notice of Termination is given) or, in the event of termination of employment other than for Cause, the date as of which Executive's employment terminates.

          (c) Executive may terminate his employment hereunder at any time by giving the Company prior written notice, which notice shall be effective not less than 30 days after it is given to the Company.


1.8  Benefits Upon Termination.
     -------------------------

          (a) If at any time during the term of this Agreement, (i) Executive involuntarily ceases to be an employee of the Company for any reason other than
(A) termination for Cause, (B) at a time when Executive is receiving disability benefits under a long-term disability plan or disability insurance provided by the Company, (C) death, or (D) normal retirement under the Company's pension plan or a qualified retirement plan of the Company or (ii) Executive terminates employment with the Company for Good Reason (as defined below), then the amount of such benefits shall be equal to the sum of:

     (i) unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination; and

     (ii) in the event that the termination of employment occurs prior to the first anniversary of the date hereof, the sum of (1) the number of full months remaining in this Agreement, but not to exceed 24, multiplied by Executive's monthly Base Salary (determined without regard to amounts payable under any bonus program, or other forms of extraordinary compensation) as of the Date of Termination; and (2) the number of full or partial months remaining in the period commencing on the first day following the most recent period in respect of which the Base Bonus has been paid and ending December 31, 2000, but not to exceed 24, multiplied by $130,000 divided by 12; or

     (iii) in the event that the termination of employment occurs after the first anniversary of the date hereof, the sum of (1) the number of full months remaining in this Agreement, but not to exceed 24, multiplied by the average monthly Base Salary for the immediately preceding 2-year period or, if Executive has not served the Company for 24 months, then the average monthly Base Salary (determined without regard to amounts payable under any bonus program, or other forms of extraordinary compensation) for such shorter period; and
            (2) the number of full or partial months remaining in the period commencing on the first day following the most recent period in respect of which the Base Bonus has been paid and ending December 31, 2000, but not to exceed 24, multiplied by the average monthly Base Bonus and Additional Bonus for the immediately preceding 2-year period or, if Executive has not served the Company for 24 months, then the average monthly Base Bonus and Additional Bonus for such shorter period, provided, however, that the amount of such benefits shall be reduced by any
--------  -------
other benefits provided upon termination of employment to which Executive may be entitled under any severance agreement with the Company.

          Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to Executive under this Agreement any amounts owed to the Company by Executive, any amounts earned by Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by Executive in other employment had he sought such other employment.

          The Company shall pay Executive, no later than the fifth day following the Date of Termination, a lump sum payment, in cash, equal to the amount due under Section 1.8(a); provided, however, Executive may elect any time prior to
                      --------  -------
the Date of Termination to receive the amounts due under Section 1.8(a) on an installment basis as may be mutually agreed by the Company and Executive.

          (b) During the remainder of the term of this Agreement, Executive shall continue to be treated as an employee for purposes of the Company's group health and dental programs, but not for purposes of life, dependent care reimbursement, health care reimbursement, business travel accident insurance, or long- or short-term disability programs (except to the extent Executive is drawing benefits at the time of termination), tax-qualified retirement plans, or any other employee benefit plan or program of the Company, and shall receive benefits substantially comparable to those in effect on the day before Executive's Date of Termination subject to any reduction or termination of such benefits similarly affecting all senior management personnel of the Company.

          (c) If Executive ceases to be an employee for any other reason, then Executive shall be entitled to the sum of (i) unpaid accrued salary, (ii) unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination and (iii) any bonus or portion thereof to which Executive is entitled under any then effective bonus plan or program.

          (d) In the event that any employment agreement between Nelson C. Rising and the Company provides for the payment of an amount equal to Mr. Rising's base salary and base bonus for a period of more than two years upon termination of Mr. Rising's employment for "Good Reason" (as defined in such employment agreement), the Company agrees to enter into an amendment to this Agreement that extends the period for which Executive receives termination benefits under clause 1.8(a) to a comparable period.

1.9  Benefits.
     --------

          Executive shall be entitled to receive employee benefits (including, but not limited to, pension, medical, insurance and disability benefits) and perquisites no less favorable than those provided to any other senior executive of the Company (other than the Chief Executive Officer). The Company shall also assume the payment of insurance premiums on Executive's existing life insurance policy and shall assume the payment of insurance premiums on Executive's existing disability policy unless comparable insurance may be obtained under the Company's group disability insurance policy for a lower annual premium.

          With respect to medical coverage, Executive shall be entitled to coverage for his family for the term of this Agreement unless Executive is terminated for Cause in which case coverage shall terminate on the Date of Termination except for any applicable COBRA coverage. If, at any time during the term of this Agreement, Executive involuntarily ceases to be employed by the Company for any reason other than Termination for Cause or Executive terminates employment with the Company for Good Reason, then Executive shall be entitled to medical insurance for the full term of this Agreement as provided in Section 1.8(b).

          During any period while Executive is disabled, and is otherwise entitled to receive salary under this Agreement, any salary payments to Executive shall be reduced by the amount of any benefits paid for the same period of time pursuant to such disability income replacement coverage.

          Executive also will be entitled to ample office space and appropriate furniture and all other customary supplies and equipment to fulfill the requirements of his corporate position as well as a full-time secretary.

          In addition to the benefits described above, Executive shall be entitled to participate in a retirement program under the Company's 401-K Plan.

          The Company's current benefit programs are described on Exhibit B and such benefits and the benefits described in this Section 1.9 shall not be materially altered except for across the board modifications applicable to all Company executives.

1.10  Expenses.
      --------

          Executive shall be entitled to monthly reimbursement for all reasonable business and business-related entertainment expenses, including an automobile allowance in an amount no less than the allowance for senior executives with comparable duties, as well as reimbursement for car phone expenses. The Company shall also reimburse Executive for the initiation fee and monthly dues for a membership in the California Club in Los Angeles and monthly dues for one club membership in West Los Angeles, Beverly Hills, Century City or Santa Monica.

          Executive shall be entitled to reimbursement for legal and accountant fees of up to $15,000 for services of legal counsel in reviewing and negotiating this Agreement.


1.11 Indemnity.
     ---------

          To the fullest extent permitted by applicable law and the Bylaws of the Company, as the same now exist or may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law or Bylaws permitted the Company to provide prior to such amendment), the Company shall indemnify Executive and hold Executive harmless for any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for Executive under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of the Company having comparable or lesser status and responsibility. To the same extent, the Company will pay and advance all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and necessarily incurred by Executive in connection with the defense of or settlement of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Executive by reason of Executive's service as an officer or agent of the Company or of a subsidiary of the Company.

1.12  Transfer of Development Projects.
      --------------------------------

          Executive will receive a lump sum payment of $100,000 on the date hereof to compensate Executive for the Company's purchase of certain work in progress and Executive's interests in the development projects described in Exhibit C attached hereto (collectively, the "Transferred Projects") and the transfer documents executed on the date hereof. Executive and the Company agree that in the event Executive terminates his employment with the Company for Good Reason, and the Company has not actively pursued one or more of the Transferred Projects during the six months preceding Executive's termination of employment, the Company shall, at Executive's request, assign its interest in any such Transferred Projects to Executive without any consideration, representation or warranty.


                                   ARTICLE II
                                   COVENANTS

          2.1  Covenant Against Competition.  Executive agrees that for the
               ----------------------------
period ending on the earlier of the expiration of the term of this Agreement or when employment is terminated hereunder, Executive will not, except as provided in Sections 1.1(c) and 1.1(d), without the prior written approval of the Chair of the Board of the Company, directly or indirectly, as owner, partner, officer or employee, engage in any business which is substantially competitive with any business then actively conducted by the Company or by any of its subsidiaries or undertake to consult with or advise any such competitive business, or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely and substantially affecting any activity of the Company or any of its subsidiaries; provided, however, that ownership by Executive of not more than 5% of the outstanding shares of stock of any such business listed on any national stock exchange or quoted on an automated quotation system, or of not more than 15% of the stock of any such business not so listed or quoted, shall not be deemed a violation of this covenant.

          2.2  Confidential Information.  In further consideration of the
               ------------------------
payments to be made to Executive hereunder, Executive agrees that:

          (a) During the term of his employment under this Agreement and for a period of 5 years thereafter, he will not divulge to anyone, other than to persons designated by the Company in writing or as may be required by law, any confidential information concerning the Company or its business as to which Executive at any time during his employment shall become informed and which is not then generally known to the public or recognized as standard practice and shall use reasonable precautions to ensure that such information remains confidential; and

          (b) During the employment period, upon termination of employment under this Agreement or at any subsequent time upon request, Executive will return promptly to the Company as its property, all corporate documents and records in whatever form they may exist, which are then in his custody, possession or control, including those related to trade secrets or other confidential information.

Nothing in the foregoing provisions of this Section 2.2 shall be construed so as to prevent Executive from using, in connection with his employment for himself or an employer other than the Company, knowledge that was acquired by him during the course of his employment with the Company that is generally known to persons of his experience in other companies in the same industry.

                                  ARTICLE III
                               CHANGE OF CONTROL

3.1  Change of Control Payments.
     --------------------------

          In the event that a Change of Control (as defined in Section 3.1(c) or as defined in any employment agreement between Nelson C. Rising and the Company) occurs during the term of this Agreement while the Executive is employed by the Company, Executive shall be entitled to certain payments as follows:

          (a) If, within twelve months after the occurrence of the Change of Control, the Executive's employment by the Company or its successor is terminated by the Company without Cause (as defined in Section 1.7(b)(i)) or by Executive pursuant to Section 1.7(b)(ii) (relating to Termination for Good Reason), then the Executive shall be entitled to receive from the Company or such successor, in lieu of, and not in addition to, the amounts otherwise payable to the Executive pursuant to Section 1.8, a lump sum payment in an amount which is equal to three times the "base amount" in respect of Executive as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor to that provision. In addition, the stock option described in Section 1.5 shall become fully vested in such event.

          (b) If any payments under this Agreement, after taking into account all other payments to which Executive is entitled from the Company, or any affiliate thereof, are more likely than not to result in a loss of a deduction to the Company by reason of Section 280G of the Code or any successor provision to that section, such payments shall be reduced to the extent required to avoid such loss of deduction. Executive shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence.

          If requested by the Company, Executive shall provide complete compensation and tax data on a timely basis to the Company and to an accounting or law firm designated by the Company in order to enable the Company to determine the extent to which payments from the Company and its affiliates may result in a loss of a deduction. If Executive incurs fees or expenses in accumulating such information, the Company shall reimburse the Executive for any reasonable fees and expenses so incurred.

          If Executive and the Company disagree as to whether a payment under this Agreement is more likely than not to result in the loss of a deduction, the matter shall be resolved by an opinion of tax counsel chosen by the Company's independent auditors. The Company shall pay the fees and expenses of such counsel, and shall make available such information as may be reasonably requested by such counsel to prepare the opinion.

          If, by reason of the limitations of this Section 3.1(b), the maximum amount payable to the Executive cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable and shall pay the remaining amount, with interest at a rate, compounded semi-annually, equal to 120% of the applicable Federal rate determined under Section 1274(d) of the Code, as soon as such remaining amount is determined in accordance with this Section 3.1(b).

          (c) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

          (1) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph
     (b) below) of the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding shares of common stock and other stock of the Company entitled to vote generally in the election of directors, but excluding for this purpose:

               (i) any such acquisition (or holding) by California Public Employees' Retirement System, which as of the Effective Date holds approximately 41% of the issued and outstanding common stock of the Company ("CalPERS"), or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

               (ii) any such acquisition (or holding) by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or such Subsidiaries; or

               (iii) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and other voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company and of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

          (2) individuals who, as of the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (3) approval by the Company's stockholders of (i) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation or other entity resulting from such reorganization, merger of consolidation, or (ii) of a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

                                   ARTICLE IV
                 ADMINISTRATION, ENFORCEMENT AND OTHER MATTERS

4.1  Amendment.
     ---------

          No amendments to this Agreement may be made except by a writing signed by both parties.

4.2  Severability; Governing Law.
     ---------------------------

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement shall be interpreted under, and governed by, the laws of the State of California.

4.3  Title and Headings.
     ------------------

          Title and headings are for ease of reference and convenience only and shall not be construed to affect the meaning of any provision of this Agreement.

4.4  Notices.
     -------

          Any notices to the Company required or permitted hereunder shall be given in writing to the Company, either by personal service or by registered or certified mail, postage prepaid, duly addressed to the secretary of the Company at its then principal place of business. Any such notice to Executive shall be given in like manner, and if mailed shall be addressed to Executive at his home address as recorded in the employment records of the Company. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given at the time of postmark date.

4.5  Nonassignability.
     ----------------

          This Agreement shall not be transferable or assignable by either Executive or the Company, except to the successor of the Company in the event of its reorganization, merger or consolidation, approved in writing by Executive. The terms, covenants and conditions of this Agreement shall be binding upon the Company and its successors in the event of dissolution, reorganization, consolidation or merger of the Company, approved in writing by Executive.

4.6  Attorneys' Fees and Costs for Proceedings.
     -----------------------------------------

          If any action at law or in equity, or any proceeding pursuant to
Section 4.9, is commenced to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

4.7  Full Settlement.
     ---------------

          The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others.

4.8  Waiver.
     ------

          Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision, or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

4.9  Arbitration of All Disputes.
     ---------------------------

          Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by binding and non-appealable arbitration in Los Angeles, California by an arbitrator. Executive and the Company shall initially confer and attempt to reach agreement on the individual to be appointed as such arbitrator. If no agreement is reached, the parties shall request from the Los Angeles office of the Judicial Arbitration and Mediation Services ("JAMS") a list of five retired judges affiliated with JAMS. Executive and the Company shall each alternately strike names from such list until only one name remains and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. (S)(S) 1280 et seq.). The arbitrator shall not be
                                         -- ---
authorized to award punitive damages with respect to any claim, dispute or controversy. The parties intend that this Section 4.9 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement and that any arbitration proceeding hereunder shall be concluded within 60 days after the initiation thereof. The Company and Executive shall jointly so instruct the Arbitrator chosen to arbitrate any dispute arising hereunder and agree that the criteria used by them to select such Arbitrator shall include his or her availability to act expeditiously within not more than the 60-day period referred to herein. The parties hereto agree that the final decisions of the Arbitrator so chosen may be enforced by a court of competent jurisdiction.

4.10  Personnel Policies and Legal Compliance Manuals.
      -----------------------------------------------

          Executive acknowledges that he has received a copy of the document entitled Personnel Policies Manual, revised October 4, 1995, and the Legal Compliance Manual dated February 16, 1996. Executive understands and agrees that it is his responsibility to read and familiarize himself with the provisions contained in the Personnel Policies Manual and to abide by the rules, policies and standards set forth in the Personnel Policies Manual. All policies, rules and regulations contained in the Personnel Policies Manual are subject to change, with or without notice, at the Company's discretion. In addition, Executive acknowledges that he has reviewed and understands the provisions of the Legal Compliance Manual and agrees to comply with the Company's policies and guidelines contained therein and to strictly follow all laws relating to the performance of his duties.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and Executive has executed this Agreement as of the date first above written.

                              CATELLUS DEVELOPMENT CORPORATION



                              By  /s/ Nelson C. Rising
                                 -------------------------------
                                    Nelson C. Rising
                                    Chief Executive Officer



                              "EXECUTIVE"

                                  /s/ Ira Yellin
                              ----------------------------------
                                    Ira Yellin

                                   EXHIBIT A

                        CATELLUS DEVELOPMENT CORPORATION
                  AMENDED RESTATED EXECUTIVE STOCK OPTION PLAN
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                                  (Executive)

     This Award Agreement ("Agreement") is entered into as of February 1, 1996 (the "Date of Grant") between Catellus Development Corporation, a Delaware corporation ("Catellus"), and

                                  Ira E. Yellin

an employee of Catellus (the "Executive").

     The Board of Directors (the "Board") of Catellus wishes to reward the Executive whose performance will contribute to the long-term success and growth of Catellus and to further the identify of interests of the Executive with the stockholders of Catellus by granting the Executive a non-qualified stock option to acquire common stock of Catellus, par value $.01 per share ("Common Stock"), pursuant to the Amended and Restated Executive Stock Option Plan (the "Plan").

     Catellus and the Executive hereby agree as follows:

     1. NUMBER OF OPTION SHARES. This Agreement evidences the grant by Catellus to the Executive, on the terms, conditions and restrictions set forth herein and in the Plan, of a non-qualified stock option (the "Option") to purchase, from time to time, a total of

                                    300,000

shares of Common Stock (the "Option Shares").

     2. OPTION PURCHASE PRICE. Upon exercise, the Executive shall pay to Catellus $7.00 per Option Share (the "Option Purchase Price").

     3. OPTION EXPIRATION DATE. Unless terminated sooner in accordance with the provisions of the Plan or this Agreement, the right to exercise the Option shall expire on February l, 2006 (the "Expiration Date").

     4. VESTING RESTRICTIONS. The Option shall be exercisable in accordance with the following provisions:


                                       l

     a. No portion of the Option may be exercised for any reason until at least six months have elapsed following the Date of Grant.

     b. Subject to the provisions of Section 5 of this Agreement, the Option shall become exercisable (i) as to the entire number of the Option Shares on and after the eighth anniversary of the Date of Grant or (ii) if earlier, in the amounts indicated on and after the dates set forth below (each, a "Vesting Date") in accordance with the provisions of Section 4c of this Agreement:

          (A) The Option may be exercised as to up to 25% of the Option Shares on and after the first anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

          (B) The Option may be exercised as to up to 50% of the Option Shares on and after the second anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

          (C) The Option may be exercised as to up to 75% of the Option Shares on and after the third anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

          (D) the Option may be exercised as to up to the entire number of the Option Shares on and after the fourth anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

     c. The Option may be exercised as of (i) 25% of the Option Shares provided the average of the Closing Price (as defined below) of a Common Share (as defined in the Plan) for any 30 consecutive trading days following the Date of Grant is at least $8.50; (ii) 50% of the Option Shares provided the average of the Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $10.50; (iii) 75% of the Option Shares provided the average of the Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $12.50; and
(iv) 100% of the Option Shares provided the average of the Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $15.00.

     For purposes of this Section 4c, the term "Closing Price" shall mean, for any trading day, the closing price of a Common Share on such day (i) on the New York Stock Exchange ("NYSE"), if the Common Shares are then listed on such exchange, (ii) if the Common Shares are not listed on the NYSE, on the principal national stock exchange on which the Common Shares are then listed, or (iii) if not listed on any national stock exchange, as reported by NASDAQ. If the Common Shares are not then listed on any national stock exchange or reported by NASDAQ, then the Closing Price shall be determined in any reasonable manner approved by the Committee (as defined in the Plan).

     5. EFFECT OF CERTAIN EVENTS ON VESTING AND EXERCISE.

        a. TERMINATION OF EMPLOYMENT.

          (i) General. In the event of the Executive's termination of employment
              -------
     for any reason, any portion of the Option that (A) has not vested as of such termination, or (B) is vested as of such termination or becomes vested as a result of such termination in accordance with Section 5a(ii) and is not exercised within the period specified in Section 5c, shall be forfeited.

          (ii) Termination as a Result of Retirement, Disability or Death. In
               ----------------------------------------------------------
     the event of the Executive's termination of employment prior to the first anniversary of the Date of Grant by reason of (A) retirement at or after age 65, (B) disability (as defined in the Plan), or (C) death, a portion of the Option will vest equal to the number of Option Shares subject to the Option multiplied by a fraction, the numerator of which is the number of months elapsed from the Date of Grant and the denominator of which is the number of months from the Date of Grant to the final Vesting Date.

          (iii) Termination for Cause. In the event of the Executive's
                ---------------------
     termination of employment "for cause" (as defined in the Plan), any unexercised portion of the Option, whether vested or unvested shall be immediately forfeited.

        b. FORFEITURE. Notwithstanding any other provision herein, any unexercised portion of the Option, whether vested or unvested, shall be immediately forfeited if the Executive (i) is employed by a competitor of, or engaged in any activity in competition with, Catellus without Catellus' consent,
(ii) divulges without Catellus' consent any secret or confidential information belonging to Catellus, or (iii) is engaged in any other activities which would constitute grounds for termination "for cause".

        c. EXERCISE PERIOD FOLLOWING TERMINATION OF EMPLOYMENT.

          (i) In the event of the Executive's termination of employment by reason of death, any unexercised portion of the Option that is or becomes vested upon his or her death in accordance with Section 5a(ii) of this Agreement may be exercised by the Executive's personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within one year following his of her death, but in no event after the Expiration Date.

          (ii) In the event of the Executive's termination of employment (A) for any reason (1) other than death or (2) other than "for cause" or (B) by reason of the resignation of the Executive, any unexercised portion of the Option that is or becomes vested upon such termination in accordance with
     Section 5a(ii) of this Agreement (unless such unexercised portion is forfeited in accordance with Section 5a(iii) or 5b of this Agreement) may be exercised by the Executive at any time within three months following such termination of employment, but in no event after the Expiration Date.

       6. EXERCISE OF OPTION.

          a. All or a portion of the Option may be exercised in accordance with procedures (including requisite holding periods) established from time to time by the Committee. If shares of Common Stock are tendered as payment such shares of Common Stock shall be valued at their Fair Marker Value (as defined in the Plan) on the date of exercise of the Option.

          b. No fractional shares, or cash in lieu thereof, shall be issued under the Option.

          c. As a condition to the grant of the Option, the Executive agrees (i) that Catellus may deduct from any payments of any kind otherwise due to the Executive from Catellus the aggregate amount of any federal, state or local taxes of any kind required by law to be withheld with respect thereto or, if no such payments are due or to become due to the Executive, that the Executive shall pay to Catellus, or make arrangements satisfactory to Catellus regarding the payment to it of, such taxes and (ii) that Catellus or its subsidiaries may withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares of Common Stock that is equivalent (valuing such shares of Common Stock at their Fair Market Value on the date of exercise of the Option) to the amount of any federal, state or local withholding or other taxes due upon the exercise of due Option. The Committee has approved without further condition the offset of shares of Common Stock for such purposes (subject to any applicable legal limitations) and the Executive irrevocably elects this means of payment of such taxes. If any such taxes should become due after the date of exercise, the Executive must pay, or arrange (to the satisfaction of Catellus) to pay, the amount due.

          d. No shares of Common Stock shall be issued or Transferred upon exercise of the Option unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee.

       7. CHANGE IN CAPITALIZATION. In the event of a change in the capitalization of Catellus due to a stock split, stock divided, recapitalization, merger, consolidation, combination or similar event, an appropriate adjustment shall be made in the number of Common Shares subject to the Plan and the terms of the Option may be adjusted by the Committee to reflect such change. Any adjustments pursuant to this Section shall be determined by the Committee in its sole discretion.

       8. NO ASSIGNABILITY. The Option is not assignable or transferable by the Executive, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relation, order (as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder), and may be exercised during the lifetime of the Executive only by the Executive or, if the Executive becomes disabled, by his or her legal representative.

       9. OTHER PROVISIONS.

          a. Nothing in this Agreement or in the Plan shall confer any right to continue employment with Catellus nor restrict Catellus from termination of the employment relationship of the Executive at any time. The Executive is employed as an employee-at-will and may be terminated from employment at any time with or without notice, and with or without cause.

          b. Nothing in this Agreement or in the Plan shall confer any rights as a stockholder upon the Executive or any other person entitled to exercise the Option with respect to any Option Shares covered by the Option until such time as the Executive or such other person shall have become the holder of record of such Option Shares.

          c. The Executive acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document; provided, however, that
                                                  --------  -------
Catellus and the Executive acknowledge that pursuant to its authority under the Plan, the Committee has established the Option Purchase Price contained in
Section 2 of this Agreement and the vesting schedule contained in Sections 4b and 4c of this Agreement. Capitalized terms used bur not defined herein shall have the respective meanings ascribed to then in the Plan.

          d. The Executive acknowledges that Catellus has the right to terminate, modify or amend the Plan at any time, but that no such termination, modification or amendment may, without the Executive's consent, adversely affect the rights of the Executive under the Option. The Executive further acknowledges that the grant of the Option or of any other option in one year or at one time does not in any way obligate Catellus to make a grant of an option at any future time or in any given amount.

          e. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

          f. The rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, Catellus, the Executive and the Executive's representatives and beneficiaries.

          g. Any communication under this Agreement shall be in writing and addressed to Catellus at 201 Mission Street, San Francisco, California 94105,
Attention:

Secretary and to the Executive at the address given beneath the Executive's signature, or at such other address as either party may hereafter designate in writing to the other.

          h. The interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   "CATELLUS"

                                   CATELLUS DEVELOPMENT CORPORATION

                                   By:
                                      ------------------------------
ATTEST:


----------------------------
Assistant Secretary                "EXECUTIVE"

                                   Print Name
                                             -----------------------
                                   Address:
                                           -------------------------
                                   ---------------------------------

                                   EXHIBIT B

                                C A T E L L U S

                               [LOGO OF CATELLUS]

                        CATELLUS DEVELOPMENT CORPORATION
                                BENEFITS SUMMARY
                                      1995

                        CATELLUS DEVELOPMENT CORPORATION
                        INSTRUCTIONS FOR OPEN ENROLLMENT
                             NOVEMBER 9 - 18, 1994

 .    If you are not making any changes to your plans, you need only to complete
                ---
     the Flexible Benefits Plan Enrollment Form.

 .    If you are changing plans or adding/dependents, please obtain appropriate forms from the Administrative Support person at your location.

 .    Medical-Prudential will continue to provide our medical coverage with an
     HMO and PruCare Plus option. Kaiser will remain in place only for those employees currently covered under the plan.

 .    Dental - Our dental plan will continue to be offered through Phoenix Home
     Life.

 .    Supplemental Life/AD&D - This benefit will continue to be provided by
     Phoenix Home Life at your cost. All employees presently covered will have their coverage automatically carried over.

 .    All other benefits are paid for by Catellus and enrollment is automatic.
     These benefits include:

     .    Vision Coverage

     .    Short Term/Long Term Disability

     .    Basic Life/AD&D

                        CATELLUS DEVELOPMENT CORPORATION

                                BENEFIT CHANGES

 .    January 1, 1995 will see two minor changes to Catellus Development
     Corporation's benefit program.

 .    Flexible Benefit Plan Benefit Increased

         Unreimbursed medical expenses increased to S1,500 per year.

 .    Vision Plan Modified

         New eyeglass frames can be purchased once every 24 months.


               1995 MONTHLY COST OF HEALTH BENEFITS: SAME AS l994

--------------------------------------------------------------------------------
  Salary Range       Employee/Dependent  HMO Cost   PruCare Plus*    Dental Cost
--------------------------------------------------------------------------------
Up to $25,000           Employee          $5            $15            $4
                        Dependent         $10           $30            $6
--------------------------------------------------------------------------------
$25,001  - $35,000      Employee          $16.51        $26.51         $8
                        Dependent         $23.63        $53.63         $12
--------------------------------------------------------------------------------
$35,001 - $50,000       Employee          $21.51        $36.51         $10
                        Dependent         $33.63        $73.63         $14
--------------------------------------------------------------------------------
$50,001 - $70,000       Employee          $26.51        $41.51         $13
                        Dependent         $43.63        $103.63        $18
--------------------------------------------------------------------------------
$70,001 AND UP          Employee          $31.51        $51.51         $15
                        Dependent         $73.63        $133.63        $23
--------------------------------------------------------------------------------




            *All Health Options Include Vision Coverage through VSP

CATELLUS DEVELOPMENT CORPORATION

                                OPEN ENROLLMENT
                                MEDICAL CHOICES
--------------------------------------------------------------------------------


                                                    HMO
       Benefits                                   PruCare
--------------------------------------------------------------------------------
                                      Services from or through your
                                    Prudential Primary Care Physician

Annual Deductible                   None
(amount you pay before plan pays)
--------------------------------------------------------------------------------
Doctor Visits                       100% after $10 copay
--------------------------------------------------------------------------------
Hospital Stay                       100%
--------------------------------------------------------------------------------
Emergency Room Visit                100% after $25 copay*
--------------------------------------------------------------------------------
Preventive Care                     100% after $10 copay
(well baby care, physicals)
--------------------------------------------------------------------------------
Prescription Drugs                  100% after $5 copay**
--------------------------------------------------------------------------------
Out-of-Pocket Maximum               $2,000 per individual
--------------------------------------------------------------------------------

*  In Dallas, the copay is $50
** In Dallas, the copay is $5 for generic and $10 for brand name drugs

CATELLUS DEVELOPMENT CORPORATION

                                OPEN ENROLLMENT
                                MEDICAL CHOICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Point-of-Service (POS)
       Benefits                                         PruCare Plus
--------------------------------------------------------------------------------
                                Services from or            Non-Network
                                  through your               Providers
                               Prudential Primary
                                 Care Physician
--------------------------------------------------------------------------------
Annual Deductible              None                        $200 individual
(amount you pay before
plan pays)                     $500 family
--------------------------------------------------------------------------------
Doctor Visits                  100% after $10 copay        70% after deductible
--------------------------------------------------------------------------------
Hospital Stay                  90%                         70% after deductible
--------------------------------------------------------------------------------
Emergency Room Visit           100% after $25 copay        70% after deductible
--------------------------------------------------------------------------------
Preventive Care                100% after $10 copay        70% after deductible
(well baby care, physicals)                                Well Child Care:
                                                           Maximum eligible
                                                           charges: $15/visit,
                                                           $10/immunizations,
                                                           $100/year
--------------------------------------------------------------------------------
Prescription Drugs                             100% after $5 copay
--------------------------------------------------------------------------------
Out-of-Pocket Maximum                          $2,000 per individual
--------------------------------------------------------------------------------


CATELLUS DEVELOPMENT CORPORATION

                                                    DENTAL
                                               PHOENIX HOME LIFE
--------------------------------------------------------------------------------
                                  In-Network               Out-of-Network

Deductible                             $25 individual/$75 family
--------------------------------------------------------------------------------
Preventive                   100% deductible waived       100% deductible waived

Basic                        90%                          80%

Major                        60%                          50%

Orthodontia                  50%                          50%

Calendar Year maximum                            $l,000 per individual

Orthodontia Lifetime Maximum                     $1,000 per individual


--------------------------------------------------------------------------------
                              LONG TERM DISABILITY
                                     CIGNA
--------------------------------------------------------------------------------
Elimination Period:           90 days

Monthly Benefit:              66.67% of basic monthly earnings to a maximum
                              monthly benefit of $10,000.


Definition of Disability      You cannot perform each of the material duties of
                              your regular occupation; and after benefits have
                              been paid for 24 months you cannot perform each of
                              the material duties of any gainful occupation for
                              which you are reasonably fitted by training,
                              education or experience.
--------------------------------------------------------------------------------

                              SHORT TERM DISABILITY
                                     CIGNA
--------------------------------------------------------------------------------
Elimination Period:           7 days accident
                              7 days illness
Monthly Benefit:              66.67% of basic monthly earnings to
                              a maximum of $2,037

Benefit Period:               13 weeks maximum (90 days).

--------------------------------------------------------------------------------

                                 CORE LIFE/AD&D
                               PHOENIX HOME LIFE
--------------------------------------------------------------------------------
Employee:          1.5 times basic annual earnings to a maximum benefit of
                   $300,000
--------------------------------------------------------------------------------

                             SUPPLEMENTAL LIFE/AD&D
                               PHOENIX HOME LIFE
--------------------------------------------------------------------------------
Option 1:      1.5 times basic annual earnings to a maximum benefit of $300,000
Option 2:      2.5 times basic annual earnings to a maximum benefit of S300,000

Rates:         100% employee paid
--------------------------------------------------------------------------------

                 Rate per $1,000                        Rate per $1,000
Age Bands           per month             Age Bands        per month
   16-29              .11                   50-54             .587
   30-34             .135                   55-59             .953
   35-39             .154                   60-64            1.411
   40-44             .250                   65-69            2.300
   45-49             .364                   70-74            3.433
--------------------------------------------------------------------------------

                  SUPPLEMENTAL LIFE/AD&D - FAMILY LIFE BENEFITS
                               PHOENIX HOME LIFE
--------------------------------------------------------------------------------

Spouse:             In $10,000 units to a maximum benefit of $100,000
--------------------------------------------------------------------------------

Rates for Spousal Benefit - Spouses rates based on Employee's spouse age
--------------------------------------------------------------------------------

                 Rate per $1,000                        Rate per $1,000
Age Bands           per month             Age Bands        per month
up to 20              .11                   45-49             .364
   20-24              .11                   50-54             .587
   25-29              .11                   55-59             .953
   30-34             .135                   60-64            1.411
   35-39             .154                   65-69             2.30
   40-44             .250                   70-74        Terminates
--------------------------------------------------------------------------------

Child(ren)       In $2,500 units to a maximum benefit of $10,000
--------------------------------------------------------------------------------

Rates for Children(ren):  $.60 per $2,500 per month
--------------------------------------------------------------------------------

                        CATELLUS DEVELOPMENT CORPORATION
                           FLEXIBLE SPENDING ACCOUNTS

Catellus Development Corporation will continue to offer the tax advantage of Flexible Spending Arrangements in 1995. These benefits include:

 .    Pre-tax treatment of all employee contributions for health coverages.

 .    Pre-tax treatment of up to $1,500 in unreimbursed medical expenses.

 .    Pre-tax treatment of up to $5,000 in dependent care costs.

In 1995 Catellus Development Corporation will continue to use Lipman Administrators of Fremont, California to administer its flexible spending program.

 .    Reimbursement checks will continue to be paid twice monthly.

 .    Claims may be filed on a timely basis by fax machine.

Carefully determine your flexible spending account contributions for 1995. Remember the use it or lose it provision governing these benefits.

 .    Complete the election form, sign it and return it with your other enrollment forms.

               This summary of benefits is a brief outline of your
                insurance coverages. Please see the booklets for
                         the complete plan descriptions.

                                   EXHIBIT C


1. Transfer of interest under Letter Agreement dated June 27, 1995 relating to Westlake-MacArthur Park Station Area Master Plan, including the Exclusive Right to Negotiate with the Metropolitan Transportation Agency.

2. Work in progress toward acquisition of (i) Chinatown "Little Joe's" site and (ii) El Pueblo "Antique Block" site.

3.   Work in progress toward the design-build-redevelopment of the Old Broadway
(Luby) Building.

4.   Concept work in progress on (i) Los Angeles Civic Center Mall development,
(ii) Cathedral Square residential community, (iii) the development of the Grand Central Square Block, and (iv) Beverly Hills-Century City transit related development.